                                                                   EXHIBIT 99(b)

                                     [LOGO]

                         HAWTHORNE FINANCIAL CORPORATION


                                  PRESS RELEASE


JANUARY 23, 1998
IMMEDIATE RELEASE

Contact: Mr. Scott Braly, President and Chief Executive Officer   (310) 725-5600
         Mr. Norman Morales, Chief Financial Officer              (310) 725-5631


             HAWTHORNE FINANCIAL REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR; COMPLETION OF PRIVATE PLACEMENT OF NOTES

(NASDAQ:HTHR) (El Segundo, Ca) Hawthorne Financial Corporation (the "Company") and its subsidiary, Hawthorne Savings, F.S.B. (the "Bank") today announced unaudited results for the quarter ended December 31, 1997. For the quarter, the Company reported earnings of $3.2 million before the effect of an extraordinary item related to the early extinguishment of debt, or $0.45 per share, compared with net earnings of $1.1 million, or $0.12 per share, for the same period in 1996. Net earnings after the extraordinary item were $1.6 million, or $0.18 per share. The extraordinary item results from the accelerated write-off of unamortized issue costs and original issue discount associated with the Company's Senior Notes, due 2000, issued in December 1995, which were prepaid in full and at par value in December 1997.

For the full year of 1997, the Company reported earnings of $11.2 million before the extraordinary item, or $1.66 per share, as compared with net earnings of $7.5 million, or $1.17 per share, for all of 1996. Net earnings for the full year of 1997, after giving effect to the extraordinary item, were $9.6 million, or $1.37 per share. The Company's results for 1996 included a pretax gain of $6.4 million on the sale of the Company's San Diego deposit franchise and a pretax charge of $3.8 million for the special assessment levied industry-wide to recapitalize the Savings Association Insurance Fund ("SAIF"). Earnings per share for all periods are calculated on a diluted basis.

As previously announced, on December 31, 1997, the Company issued $40 million of 12.5% Senior Notes, due 2004, in a private placement. The proceeds from this new issue of Senior Notes were used, in part, to prepay all of the Company's outstanding Senior Notes, due 2000, which carried a coupon interest rate of 12.0%, and to redeem all of its outstanding Cumulative Perpetual Preferred Stock, Series A, which carried a dividend rate of 18.0%. The Senior Notes and Preferred Stock, which were issued in December 1995 as part of the Company's recapitalization, were retired at par plus accrued interest and dividends, which approximated $27.2 million. The refinancing has the effect, on a fully-taxable basis, of reducing the Company's cost of capital by approximately 900 basis points while providing approximately $10 million of net proceeds for general corporate purposes, including supporting the planned business activities of the Bank.


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PRESS RELEASE
JANUARY 23, 1998
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CAPITAL RATIOS

The Bank maintained core and risk-based regulatory capital ratios of 7.6% and 11.5%, respectively, at December 31, 1997, in excess of the regulatory minimums which define a "well capitalized" institution. These capital ratios represent an increase from the levels reported at year end 1996, which were 6.3% and 11.1%, for core and risk-based ratios, respectively. Total assets at December 31, 1997 were $928 million, as compared with $847 million at December 31, 1996.

CORE OPERATING RESULTS

The Company's performance for 1997 marks its second full year of operation following the successful recapitalization of the Company in a private placement in December 1995. During this two year period, the Company has implemented numerous initiatives which have returned the Company and the Bank to sustainable and growing core and net profitability, the most significant of which has been the expansion of the Bank's specialty real estate-based financing businesses, which produced approximately $500 million of gross loan commitments in 1997, as compared with gross loan commitments of $332 million recorded for all of 1996. Also, by the end of 1997, the Company had resolved the vast majority of its asset quality-related problems dating from the early 1990's, realizing substantial reductions in nonperforming assets, which has directly contributed to the Company's improved operating results, through lower non-earning asset levels and reduced loss provisions.

For the fourth quarter of 1997 and for the full year, pretax core earnings were substantially higher than were realized for the corresponding periods in 1996. Pretax core earnings are earnings after loan loss provisions and before interest on parent company indebtedness, income taxes, real estate operations and nonoperating items. For the three-month period ended December 31, 1997, pretax core earnings were $2.8 million, compared with $1.6 million for the same period in 1996. For the full year of 1997, pretax core earnings were $10.2 million, compared with $0.7 million for all of 1996.

The growth in the Company's core earnings has been fueled by a combination of steady growth in the Company's loan portfolio, and the premium yields earned thereon, a substantial reduction to nonperforming and classified assets, and the attendant reduction to loan loss provisions, and a stable and growing volume of low-cost retail deposits, produced with little growth in operating costs. For the three months ended December 31, 1997 and 1996, the Company's average interest-earning assets and the corresponding effective net interest margin earned thereon (before loan loss provisions and interest expense on parent company indebtedness) were $877 million (4.30%) and $830 million (3.66%), respectively. For the years ended December 31, 1997 and 1996, respectively, average interest-earning assets and the corresponding net interest margin earned thereon were $838 million (4.02%) and $775 million (3.52%). These balances and margins translated into net interest income of $9.4 million and $7.6 million for the three months ended December 31, 1997 and 1996, respectively, and $33.8 million and $27.3 million for the years ended December 31, 1997 and 1996, respectively, in each instance before interest on parent company debt and loan loss provisions.


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PRESS RELEASE
JANUARY 23, 1998
PAGE 3



Noninterest revenues from operations, which consist of loan extension, modification, prepayment and exit fees and deposit-related service fees, continue to mirror the growth in the Company's business operations, reaching $0.9 million for the quarter ended December 31, 1997 as compared with $0.4 million for the same period in 1996. For the full year of 1997, these revenues amounted to $3.6 million as compared with $1.9 million for all of 1996.

The Company recorded total credit loss provisions of $1.5 million and $6.0 million for the three and twelve months ended December 31, 1997, respectively. These provisions included $0.1 million and $0.9 million, respectively, of valuation adjustments for real estate owned. For the three and twelve months ended December 31, 1996, total credit loss provisions were $1.0 million and $10.5 million, respectively. The full year provision for 1996 included $3.0 million of valuation adjustments for real estate owned.

Operating costs totaled $6.1 million in the fourth quarter of 1997, as compared with $5.4 million for the fourth quarter of 1996. For the full year, total operating costs were $22.0 million, representing a modest increase from operating costs of $21.0 million incurred in 1996. During the course of 1997, the Company realized benefits from reduced levels in certain expenses, principally SAIF premiums. The Company continues to redeploy these savings through investments in its people and enhancements to its infrastructure.

INCOME TAXES

During the fourth quarter of 1997, the Company recognized an income tax benefit of $1.0 million. For the full year, the Company recorded income tax benefits of $2.6 million, compared with income tax benefits of $6.4 million recorded in 1996. Over the course of the past two years, the Company has utilized virtually all of its accumulated income tax benefits, principally tax loss carryforwards, and will begin to accrue an income tax liability, and to record an income tax provision, in 1998, though at a moderated level until the last of these benefits are exhausted.

ASSET QUALITY

At December 31, 1997, nonperforming assets totaled $20.7 million, or 2.2% of total assets at period-end, consisting of the carrying value of foreclosed real estate ($9.9 million) and loan principal three or more payments past due ($10.8 million). These two categories of nonperforming assets represent the Company's lowest levels since the end of 1989. At December 31, 1996, nonperforming assets were $36.8 million, or 4.3% of total assets.

Loans delinquent 30 to 89 days, which the Company places on nonaccrual status as a matter of policy, declined to $4.4 million at December 31, 1997, from $10.1 million at December 31, 1996. All of the Company's delinquent loans at December 31, 1997 were comprised of single family residences.

Total nonaccruing assets were $25.3 million at December 31, 1997, as compared with $48.8 million at December 31, 1996. Including performing loans which the Company has classified as substandard, total classified assets at year end 1997 decreased to $61.1 million. The ratio of total classified assets to the Bank's core capital and general loan loss reserves was 77% at year end 1997, compared with a ratio of 146% at the end of 1996.

These marked improvements in asset quality have translated into reduced credit loss provisions during each of the past three years, while permitting the Company to increase its reserve coverage of nonperforming loans, and to maintain its ratio of loan reserves to total loans.

PARENT COMPANY ITEMS

As previously reported, the Company issued an aggregate of $27 million of high-cost Senior Notes and Cumulative Perpetual Preferred Stock, and issued Warrants to purchase the Company's Common stock, in connection with the recapitalization of the Bank in December 1995. For the three-and-twelve-month periods ended December 31,

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PRESS RELEASE
JANUARY 23, 1998
PAGE 4



1997, interest expense on the Senior Notes was $0.5 million and $2.0 million, respectively, and dividends on the Cumulative Perpetual Preferred Stock were $0.6 million and $2.4 million, respectively. Other parent company costs totaled $0.2 million and $0.9 million, respectively, for the three-and-twelve-month periods ended December 31, 1997.

CURRENT INITIATIVES

During the fourth quarter of 1997, the Company began enacting a series of initiatives to further enhance and support its growing financing businesses, its retail deposit-gathering business, and its various support operations and processes. The most significant of these initiatives, which will continue throughout the first half of 1998, include (1) the recruitment of additional experienced lending personnel into each of the Company's principal financing businesses, and (2) the recruitment of personnel to support, and the acquisition of hardware and software attendant to, the planned conversion of the Company's technology platform during 1998, which will result in the Company replacing its outsourced, host-based platform with an in-house, client server and PC-based platform. A direct benefit of the planned technology platform conversion will be to ensure that the Company's internal applications and processes are devoid of date-related problems associated with the approaching millennium.

The costs associated with these initiatives, which are expected to increase net operating costs by around 10% in 1998 as compared with 1997, will have the effect of tempering growth in the Bank's core earnings for the first half of 1998 when compared to the first half of 1997. Thereafter, the Bank expects that the rate of core earnings growth should more closely mirror growth in its loan portfolio and earning assets.

In addition to the cost of the Bank's operating initiatives, the annual interest costs associated with the Company's Senior Notes will increase by approximately $3.3 million, reflecting the higher balance of notes outstanding during 1998 as compared with 1997 ($40.0 million versus $13.5 million). Accordingly, the Company's consolidated earnings will be depressed until such time as the excess proceeds generated from the December 1997 Notes offering ($10.0 million) are profitably deployed. Tempering this adverse effect on reported earnings is the beneficial impact on reported earnings per share following the prepayment in late 1997 of the Company's Preferred Stock, which carried an 18% dividend rate.

INVESTOR COMMUNICATIONS PROGRAM

The Company will sponsor a teleconference call on Thursday, January 29, at 8:30 a.m. PST. You may connect with the Company by dialing (888) 232-0361 and entering the access code 112534.


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PRESS RELEASE
JANUARY 23, 1998
PAGE 5


HAWTHORNE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS ARE IN THOUSANDS)

                                                            DECEMBER 31,          DECEMBER 31,
                                                               1997                   1996
                                                           -------------          ------------
                         ASSETS                            (UNAUDITED)             (AUDITED)
Cash and cash equivalents                                     $ 9,520               $ 93,978
Investment securities, at market                               42,678                 38,371
Loans receivable (net of allowance for estimated credit
  losses of $13,274 in 1997 and $13,515 in 1996)              838,251                672,401
Real estate owned, net                                          9,859                 20,140
Other assets                                                   27,889                 22,305
                                                            ---------              ---------
Total Assets                                                $ 928,197              $ 847,195
                                                            =========              =========

           LIABILITIES & STOCKHOLDERS' EQUITY
Deposits                                                    $ 799,501              $ 717,809
Borrowings                                                     40,000                 50,000
Senior notes                                                   40,000                 12,307
Other liabilities                                               6,377                 23,157
                                                            ---------              ---------
Total Liabilities                                             885,878                803,273

Preferred stock                                                    --                 11,592
Common stockholders' equity                                    42,319                 32,330
                                                            ---------              ---------
Total Stockholders' Equity                                     42,319                 43,922
                                                            ---------              ---------
Total Liabilities and Stockholders' Equity                  $ 928,197              $ 847,195
                                                            =========              =========


SUPPLEMENTAL INFORMATION - BANK CAPITAL                    DECEMBER 31,          DECEMBER 31,
                                                               1997                  1996
                                                           ------------          ------------
Core capital                                                $ 69,900               $ 52,803
Ratio                                                           7.55%                  6.27%

Risk-based capital                                          $ 78,454               $ 59,560
Ratio                                                          11.48%                 11.11%


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PRESS RELEASE
JANUARY 23, 1998
PAGE 6


HAWTHORNE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS ARE IN THOUSANDS)

                                                     THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                        DECEMBER 31,                    DECEMBER 31,
                                                  ------------------------     -----------------------------
                                                     1997          1996             1997            1996
                                                  -----------  -----------     -------------   -------------
                                                          (UNAUDITED)            (UNAUDITED)      (AUDITED)
Interest revenues
    Loans, net of nonaccrual income               $ 19,532      $ 16,564          $ 70,012        $ 59,722
    Investments                                        948         1,525             5,604           5,632
                                                  --------      --------          --------        --------
Total interest revenues                             20,480        18,089            75,616          65,354
                                                  --------      --------          --------        --------

Interest costs
     Deposits                                       10,454         9,264            38,920          35,568
     Borrowings                                        604         1,177             2,926           2,471
     Senior notes                                      511           489             1,979           1,921
                                                  --------      --------          --------        --------
Total interest costs                                11,569        10,930            43,825          39,960
                                                  --------      --------          --------        --------

Net interest income                                  8,911         7,159            31,791          25,394

Provision for credit losses                          1,398         1,000             5,137           7,489
                                                  --------      --------          --------        --------
Net interest income after provision for
     credit losses                                   7,513         6,159            26,654          17,905

Noninterest revenues, net
    Operating                                          911           370             3,599           1,927
    Non-operating                                     (105)          430               101           3,295

Operating costs
     Employee                                        2,785         2,832            10,606           9,800
     Occupancy                                         857           751             3,106           2,890
     Operating                                       1,533         1,187             5,101           4,589
     Professional                                      735           144             1,907           1,615
     SAIF premium and OTS assessment                   227           523             1,289           2,152
                                                  --------      --------          --------        --------
Total operating costs                                6,137         5,437            22,009          21,046

(Income) loss from real estate operations, net          (2)          405              (229)            956
                                                  --------      --------          --------        --------
Total noninterest expenses                           6,135         5,842            21,780          22,002
                                                  --------      --------          --------        --------
Earnings before income taxes and
  extraordinary item                                 2,184         1,117             8,574           1,125
Income tax benefit                                     975            14             2,577           6,382
                                                  --------      --------          --------        --------
Earnings before extraordinary item                   3,159         1,131            11,151           7,507
Extraordinary item                                   1,534                           1,534
                                                  --------      --------          --------        --------
Net earnings                                       $ 1,625      $  1,131          $  9,617         $ 7,507
                                                   =======      =========         ========         =======

Diluted earnings per share before
   extraordinary item                              $  0.45       $  0.12           $  1.66         $  1.17
Diluted earnings per share                         $  0.18       $  0.12           $  1.37         $  1.17
Weighted average shares outstanding (1)              5,639         4,522             5,240           4,341

----------------------------------------------
(1) Calculated using the Treasury Stock Method


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PRESS RELEASE
JANUARY 23, 1998
PAGE 7


SUPPLEMENTAL INFORMATION - CLASSIFIED ASSETS
(DOLLARS ARE IN THOUSANDS)

                                                                 DECEMBER 31,      DECEMBER 31,
                                                                    1997              1996
                                                                -------------      ------------
                                                                (UNAUDITED)         (AUDITED)
NONPERFORMING ASSETS
   Real estate owned                                              $ 9,859          $ 20,140
   Nonperforming loans                                             10,793            16,643
                                                                  -------          --------

TOTAL NONPERFORMING ASSETS                                         20,652            36,783

OTHER CLASSIFIED LOANS
LOAN PRINCIPAL
   Other delinquent loans                                           4,435            10,082
   Performing loans classified Substandard                         36,013            46,987
                                                                  -------          --------
TOTAL CLASSIFIED ASSETS                                          $ 61,100          $ 93,852
                                                                 ========          ========

TOTAL CLASSIFIED LOANS                                           $ 51,241          $ 73,712
                                                                 ========          ========

RESERVES ON LOANS
   Specific                                                       $ 3,878           $ 2,185
   General                                                          9,396            11,330
                                                                  -------          --------

                                                                 $ 13,274          $ 13,515
                                                                 ========          ========


Total Reserves to Loans Receivable                                    1.6%              2.0%
Total Reserves to Classified Loans                                   25.9%             18.3%
Total Reserves to Nonperforming Loans                               123.0%             81.2%
Total Nonperforming Assets to Total Assets                            2.2%              4.3%
Total Classified Assets to Bank Core
   Capital and General Loan Loss Reserves                            77.0%            146.3%